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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PMG Holdings, Inc.

     We consent to the inclusion in the Registration Statement on Form S-1 of Eller Media Corporation of our report dated April 27, 1995 relating to the consolidated balance sheet of PMG Holdings, Inc. and subsidiaries as of December 31, 1994 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period then ended.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG Peat Marwick LLP

Stamford, Connecticut
December 11, 1996